Exhibit 10.2
First Amendment
to the
Omnibus Benefit Restoration Plan of Sonoco Products Company
(Restated effective January 1, 2015)

Whereas, Sonoco Products Company (the “Company”) currently sponsors the Omnibus Benefit Restoration Plan of Sonoco Products Company, as restated effective January 1, 2015 (the “Plan”);

Whereas, the Company’s Board of Directors (the “Board”) desires to streamline administration and operation of its 401(k) plan and to make employee benefits provided by the Company more competitive in the market by eliminating the current retirement contribution feature of the 401(k) plan, increasing matching contributions in the 401(k), and adding a new contribution to this Plan;

Whereas, the Board held a meeting on October 19, 2021, and approved amending the Plan as set forth herein;

Now, therefore, be it resolved that effective as of December 31, 2021, the Plan shall be amended as follows:

1. The following language shall be added to the end of section 5.2(b):

“No credits will be made with respect to this section 5.2(b) after the 2021 Plan Year credit is made.”

2. New Section 5.7 shall be added to the Plan to read as follows:

“5.7 New Contribution. A new contribution shall be made to the Plan as follows:

(a)    Effective Date: This section is effective for Eligible Compensation earned after December 31, 2021;

(b) Eligibility: Any nonunion Employee whose Eligible Compensation during a Plan Year exceeds the Social Security Wage Base in effect for such Plan Year;

(c ) Vesting: All contributions made pursuant to this section shall be 100% vested and nonforfeitable;

(d) Contribution Amount: 4% of the amount that the nonunion Employee’s Eligible Compensation exceeds the Social Security Wage Base in effect for such Plan Year.

Resolved further, that the Benefits Committee will perform all acts necessary to effect the purposes of these amendments to the Plan, including (1) communicating the intent of the amendments to affected employees (as needed); and (2) establishing administrative procedures to properly operate the Plan, as amended.

* * * * *

In witness whereof, the undersigned, authorized to act on behalf of the Benefits Committee, hereby executes the foregoing resolutions which have been approved and authorized by the Benefits Committee, on this 19th day of October, 2021.

The Benefits Committee of
Sonoco Products Company

/s/John Florence
By: John Florence
Title: Vice President, General Counsel, Human Resources, and Secretary
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